Exhibit 11
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                               SOUTHDOWN, INC. AND SUBSIDIARIES

                        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                      (In millions, except per share amounts - Unaudited)


                                                Three Months Ended      Six Months Ended
                                                     June 30,               June 30,
                                               --------------------     ------------------
                                                1995         1994        1995        1994
                                               -------      -------     -------     ------

     Earnings (loss) for primary earnings
       per share:
     Earnings from continuing
         operations before
         preferred stock dividends             $  13.60     $  12.10    $ 19.70     $  10.80
       Preferred stock dividends                  (2.50)       (2.40)     (4.90)       (4.50)
       Earnings from continuing
         operations                               11.10         9.70      14.80         6.30
       Loss from discontinued
         operations, net of
         income taxes                              -           (1.10)      -           (2.00)
                                               ---------    ----------  ---------   ---------
     Net earnings for primary earnings
        per share                              $  11.10     $   8.60    $ 14.80     $   4.30
                                               ---------    ----------  ---------   ---------
                                               ---------    ----------  ---------   ---------

     Earnings (loss) for fully diluted
       earnings per share:
     Earnings from continuing
        operations before
        preferred stock dividends              $  13.60     $  12.10    $ 19.70     $  10.80
       Antidilutive preferred stock
        dividends                                  -            -         (2.50)       (4.50)
                                               ---------    ----------  ---------   ---------
       Earnings from continuing operations        13.60        12.10      17.20         6.30
       Loss from discontinued
        operations, net of income
        taxes                                      -           (1.10)      -           (2.00)
                                               ---------    ----------  ---------   ---------
     Net earnings for fully diluted
        earnings per share                     $  13.60     $  11.00    $ 17.20     $   4.30
                                               ---------    ----------  ---------   ---------
                                               ---------    ----------  ---------   ---------

     Average shares outstanding:

     Common stock                                 17.30        17.20      17.30        17.20
        Common stock equivalents from
         assumed exercise of stock
         options and warrants
         (treasury stock method)                   0.30         0.70       0.20         0.70
                                               ---------    ----------  ---------   ---------
     Total for primary earnings per
         share                                    17.60        17.90      17.50        17.90

     Other potentially dilutive
        securities:
        - additional common stock
          equivalent from assumed
          exercise of stock options
          and warrants at ending
          market price                              -            -         0.10           -
        - assumed conversion of Series
          A convertible preferred
          stock at one-half share of
          common stock                             1.00         1.00       1.00         1.00
        - assumed conversion of Series
          B convertible preferred
          stock at 2.5 shares of
          common stock                             2.30         2.30       2.30         2.40
        - assumed conversion of the Series D
          convertible preferred
          stock at 1.51 shares of common
          stock                                    2.60         2.60       2.60         2.20
                                               ---------    ----------  ---------   ---------
    Total for fully diluted earnings per
          share                                   23.50        23.80      23.50        23.50


     Less:  Antidilutive securities
          Series A preferred stock                   -            -          -         (1.00)
          Series B preferred stock                   -            -          -         (2.40)
          Series D preferred stock                   -            -       (2.60)       (2.20)
                                               ---------    ----------  ---------   ---------
                                                  23.50        23.80      20.90        17.90
                                               ---------    ----------  ---------   ---------
                                               ---------    ----------  ---------   ---------
   Earnings (loss) per share:
   Primary

       Earnings from continuing operations        $0.63        $0.54      $0.85        $0.35
       Loss from discontinued operations,
         net of income taxes                       -           (0.06)      -           (0.11)
                                               ---------    ----------  ---------   ---------
                                                  $0.63        $0.48      $0.85        $0.24
                                               ---------    ----------  ---------   ---------
                                               ---------    ----------  ---------   ---------

   Fully diluted
       Earnings from continuing operations        $0.58        $0.51      $0.83        $0.35
       Loss from discontinued operations,
         net of income taxes                        -          (0.05)      -           (0.11)
                                               ---------    ----------  ---------   ---------
                                                  $0.58        $0.46      $0.83        $0.24
                                               ---------    ----------  ---------   ---------
                                               ---------    ----------  ---------   ---------

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